UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-024594	95-4246740

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5—Other Events

In March 2003, the Company announced the purchase of a 2.5 acre parcel of land in Garden Grove, California and that it had contracted to purchase an office building on an adjoining parcel of land for $1,500,000.

On June 23, 2003, the Company completed the purchase of the office building from an unaffiliated seller. The purchase was funded by a secured loan from Hanmi Bank, in the amount of $1,500,000, and is further collateralized by the 2.5 acre land parcel previously purchased. The office building has one tenant, Banco Popular and is under a triple net lease that expires in 2012.

ITEM 7—Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits—none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC. (Registrant)

Date: June 24, 2003	/S/ CHARLES P. WINGARD

Charles P. Wingard Chief Financial Officer